EXHIBIT 99.1

March 16, 2016

To the Board of Directors of American River Bankshares and American River Bank:

Effective May 18, 2016, I am retiring from the Board of Directors of American River Bankshares and American River Bank. My term expires on May 18, 2016 and I am not standing for reelection. My decision is based on personal related reasons and not due to any disagreement with the Company, its operations, polices or practices.

I have enjoyed my 30 plus years with the Company and have enjoyed the many successes we have accomplished together.

Sincerely,

/s/ Roger J. Taylor, D.D.S.

Roger J. Taylor, D.D.S.